Exhibit 1.01

Stereotaxis, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2016

Introduction

This Conflict Minerals Report for Stereotaxis, Inc. (“Stereotaxis”, “we,” “us,” and “our”) is for the period from January 1 to December 31, 2016 and is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). Terms used in this report are defined in the Rule and Form SD. Refer to those sources and to SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for such definitions.

Stereotaxis designs, manufactures and markets the Epoch™ Solution, which is an advanced remote robotic navigation system for use primarily by electrophysiologists for the treatment of abnormal heart rhythms known as cardiac arrhythmias. The Epoch Solution is comprised of the Niobe® ES Remote Magnetic Navigation System (“Niobe ES system”), Odyssey® Information Management Solution (“Odyssey Solution”), and the Vdrive® Robotic Navigation System (“Vdrive system”). The Niobe and Vdrive systems include sterilized disposable (consumable) components as well as capital equipment.

This Report describes the process and results of Stereotaxis’ Conflict Minerals program. Stereotaxis performed a reasonable country of origin inquiry to determine the source of necessary conflict minerals, and in accordance with the Rule then undertook due diligence measures on the source and chain of custody of the necessary conflict minerals in our products. The purpose of this due diligence was to determine if any of the necessary conflict minerals originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources, to determine whether such products are “DRC conflict free.”

Consistent with the provisions of the Rule, this Conflict Minerals Report has not been audited by an independent private sector auditor.

Design of Conflict Minerals Program and Due Diligence Process

Stereotaxis has a Conflict Minerals program designed to be in conformity with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition, including the Supplements on Tin, Tantalum and Tungsten and Gold (collectively, the “OECD Guidance”). In the context of the OECD Guidance Stereotaxis is a “downstream company” in the conflict minerals supply chain. Summarized below are the due diligence steps taken in accordance with the OECD Guidance five-step framework:

1. Maintained a strong company management system:

a)	We have a Conflict Minerals Policy. The policy has been communicated to our direct suppliers, and can be found on our website at http://www.stereotaxis.com/legal/.

b)	We have an internal cross-functional Conflict Minerals team that oversees the implementation of our Conflict Minerals program. The status of our Conflict Minerals program is reviewed with senior management. We maintain records relating to our Conflict Minerals program.

c)	We have a system of controls and transparency over our supply chain, using the industry standard Conflict Minerals Reporting Template (“CMRT”), which is a supply chain survey designed to identify the maturity of our suppliers’ conflict minerals programs, as well as the smelters and refiners that process the necessary conflict minerals contained in our products.

d)	We have informed our suppliers of our company policy, and our commitment to be DRC conflict free. Where suppliers are unaware of conflict minerals regulations, or have an immature process, we seek to educate them.

e)	We have a company-level grievance mechanism whereby anyone can confidentially call or email a concern or report a violation of a policy. This can be found in the Confidential Hot-line section of our website at http://www.stereotaxis.com/legal/.

2. Identified and assessed risks in the conflict minerals supply chain:

a)	We identified conflict minerals risks in our supply chain:

•	We identified all our direct suppliers that supply us with products that might have contained Conflict Minerals.

•	We conducted a Reasonable Country of Origin Inquiry (RCOI) with relevant suppliers of parts and materials used in products manufactured by Stereotaxis.

•	We requested our direct suppliers to provide us with a completed CMRT. The CMRT includes a section identifying evidence of an active corporate conflict minerals program/policy by each respective supplier.

•	We followed up with unresponsive suppliers, making multiple attempts to obtain information.

•	We reviewed CMRT and associated documentation provided by our suppliers for completeness and reasonableness. We categorized each supplier according to the responses provided. For any responses that do not pass a subjective reasonableness test, we contact those suppliers and discuss their responses.

b)	We assessed risks of adverse impacts by actively working to discontinue sourcing products from upstream suppliers when we identified a reasonable risk that they are sourcing from, or linked to any party committing serious abuses, consistent with Annex II of the OECD Guidance.

3. Designed and implemented a strategy to respond to identified risks:

a)	We identified the results of our RCOI, and identified high risk suppliers to senior management.

b)	We have a risk management plan that includes actively seeking to reduce or eliminate high risk suppliers.

c)	We have an ongoing risk reduction and management program, which includes a goal that all new future product designs are DRC conflict free, periodically reviewing and updating the conflict minerals status of our existing products, and striving over time to reduce or eliminate non-conflict-free minerals from the supply chain.

d)	We monitored, and will continue to monitor changes in supplier conflict minerals status, as circumstances change with suppliers and as conflict minerals status ripples through the supply chain to end item manufacturers such as Stereotaxis.

4. Carried out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a)	We comply with Step 4 of the OECD Guidance by encouraging our direct suppliers to purchase from Electronic Industry Citizenship Coalition’s (EICC) Conflict Free Smelter (CFS) smelters.

5. Report on supply chain due diligence:

a)	We publicly communicated our Conflict Minerals Sourcing Policy on our company website at http://www.stereotaxis.com /legal/.

b)	We publicly disclosed this Conflict Minerals Report on our company website at http://www.stereotaxis.com /legal/.

c)	As allowed by the Rule, obtaining an independent private sector audit of this Report was not required.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Reasonable Country of Origin Inquiry Results

Following our Conflict Minerals program procedure described above, Stereotaxis identified 206 suppliers and original equipment manufacturers in our direct supply chain. We then identified the subset of those suppliers who provide us with components, materials and assemblies where Conflict Minerals might be present and necessary to functionality, and we then performed a RCOI with those suppliers. This group of suppliers represents the source for all of the materials and components purchased for the manufacture or assembly of our products, which we believe either have Conflict Minerals in them, or for which we did not know whether the material or component contained Conflict Minerals. We received CMRT’s from 127 relevant suppliers and original equipment manufacturers.

The 127 CMRT’s we received contained a large number of smelter names for the facilities these suppliers and their upstream suppliers used to process Conflict Minerals, as well as the specific Conflict Mineral(s) used in their products. For purposes of our review, we consider each processor of a given Conflict Mineral to be a unique smelter. Therefore, as an example, if a particular processor processes two different Conflict Minerals, then we considered the entity to be two unique smelters, as opposed to one. After correction, review, and removal of duplicate or alternate names, and elimination of entities identified by our suppliers as smelters that we determined were not actually smelters, we identified 274 unique smelters.

Of the 274 smelters, our analysis leads us to believe that 65 of them are known to source, or there is reason to believe they may source, Conflict Minerals from the Covered Countries. We based this assessment on information obtained from entities engaged by us who are in direct contact with the smelters, as well as other public information available at the time.

In accordance with the SEC final rules for Conflict Minerals sourced from Covered Countries, because some smelters in our supply chain were identified to be sourcing from Covered Countries, Stereotaxis is required to exercise, and has exercised, due diligence on the Conflict Minerals’ source and chain of custody. Additionally, Stereotaxis is required to follow, and has followed, a nationally or internally recognized due diligence framework and report the results thereof in a Conflict Minerals report.

Due Diligence Process Results

Of the 65 smelters identified as sourcing Conflict Minerals from the Covered Countries, Stereotaxis’ due diligence review indicates that:

•	61 smelters are certified as DRC conflict free by the CFSI’s Conflict Free Smelter Program (CFSP).

•	1 smelter is a member of the Tungsten Industry-Conflict Minerals Committee (TI-CMC) and has committed to obtaining CFSP certification within 2 years.

•	1 smelter has obtained a London Bullion Market Association (LBMA) Responsible Gold Certification.

•	2 smelters have no known involvement or status with the CFSP or any other relevant certifying body.

To the best of our knowledge, none of the smelters identified in our supply chain is known to source Conflict Minerals that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

Stereotaxis did not discontinue business with any supplier simply because the supplier sourced from the Covered Countries. We support a conflict-free minerals trade in the DRC region.

Product Determination

We have not been able to confirm the identification of and conflict-free status under the CFSP standards for all smelters used in our supply chain.

No smelter identified in our supply chain is known to us as sourcing Conflict Minerals that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

Facility and Mine Information

The table below identifies the smelter or refiner facilities which, to the extent known as a result of our RCOI, processed the necessary conflict minerals in our products.

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location

Gold	*	Advanced Chemical Company	United States

Gold	*	Aida Chemical Industries Co., Ltd.	Japan

Gold		Aktyubinsk Copper Company TOO	Kazakhstan

Gold	*	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany

Gold	*	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	*	AngloGold Ashanti	Brazil

Gold	*	Argor-Heraeus SA	Switzerland

Gold	*	Asahi Pretec Corporation	Japan

Gold	*	Asahi Refining Canada Limited	Canada

Gold	*	Asahi Refining USA Inc.	United States

Gold	*	Asaka Riken Co., Ltd.	Japan

Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	*	Aurubis AG	Germany

Gold		Baiyin Nonferrous Group Co., Ltd.	China

Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	*	Boliden AB	Sweden

Gold	*	C. Hafner GmbH + Co. KG	Germany

Gold		Caridad	Mexico

Gold	*	CCR Refinery - Glencore Canada Corporation	Canada

Gold	*	Cendres + Métaux SA	Switzerland

Gold	*	Chimet S.p.A.	Italy

Gold		China Gold International Resources Corp. Ltd	China

Gold		Chugai Mining	Japan

Gold	*	Daejin Indus Co., Ltd.	Korea, Republic of

Gold	*	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	*	DODUCO GmbH	Germany

Gold	*	Dowa	Japan

Gold	*	DSC (Do Sung Corporation)	Korea, Republic of

Gold	*	Eco-System Recycling Co., Ltd.	Japan

Gold	*	Elemetal Refining, LLC	United States

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location

Gold	*	Emirates Gold DMCC	United Arab Emirates

Gold		Fidelity Printers and Refiners Ltd.	Zimbabwe

Gold		Geib Refining Corporation	United States

Gold	*	Great Wall Precious Metals Co., Ltd. of CBPM	China

Gold		Guangdong Jinding Gold Limited	China

Gold		Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold		Harmony Gold Mining Company Limited	South Africa

Gold	*	Heimerle + Meule GmbH	Germany

Gold	*	Heraeus Ltd. Hong Kong	China

Gold	*	Heraeus Precious Metals GmbH & Co. KG	Germany

Gold		HwaSeong CJ Co. Ltd	Korea, Republic of

Gold	*	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China

Gold	*	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	*	Istanbul Gold Refinery	Turkey

Gold	*	Japan Mint	Japan

Gold	*	Jiangxi Copper Company Limited	China

Gold		Jinlong Copper Co., Ltd.	China

Gold	*	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	*	JSC Uralelectromed	Russian Federation

Gold	*	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold		Kaloti Precious Metals	United Arab Emirates

Gold	*	Kazzinc	Kazakhstan

Gold	*	Kennecott Utah Copper LLC	United States

Gold		KGHM Polska Miedź Spółka Akcyjna	Poland

Gold	*	Kojima Chemicals Co., Ltd.	Japan

Gold	*	Kyrgyzaltyn JSC	Kyrgyzstan

Gold		L’azurde Company For Jewelry	Saudi Arabia

Gold		Lingbao Gold Company Ltd.	China

Gold		Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China

Gold	*	LS-NIKKO Copper Inc.	Korea, Republic of

Gold		Luo yang Zijin Yinhui Metal Smelt Co Ltd	China

Gold	*	Materion	United States

Gold	*	Matsuda Sangyo Co., Ltd.	Japan

Gold	*	Metalor Technologies (Hong Kong) Ltd.	China

Gold	*	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Gold	*	Metalor Technologies (Suzhou) Co Ltd	China

Gold	*	Metalor Technologies SA	Switzerland

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location

Gold	*	Metalor USA Refining Corporation	United States

Gold	*	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico

Gold	*	Mitsubishi Materials Corporation	Japan

Gold	*	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	*	MMTC-PAMP India Pvt., Ltd.	India

Gold		Morris and Watson	New Zealand

Gold	*	Moscow Special Alloys Processing Plant	Russian Federation

Gold	*	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey

Gold	*	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	*	Nihon Material Co., Ltd.	Japan

Gold	*	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria

Gold	*	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	*	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Gold		OJSC Kolyma Refinery	Russian Federation

Gold	*	OJSC Novosibirsk Refinery	Russian Federation

Gold	*	PAMP SA	Switzerland

Gold		Penglai Penggang Gold Industry Co Ltd	China

Gold	*	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	*	PT Aneka Tambang (Persero) Tbk	Indonesia

Gold	*	PX Précinox SA	Switzerland

Gold	*	Rand Refinery (Pty) Ltd.	South Africa

Gold	*	Republic Metals Corporation	United States

Gold	*	Royal Canadian Mint	Canada

Gold		Sabin Metal Corp.	United States

Gold		SAFINA, a.s	Czech Republic

Gold	*	Samduck Precious Metals	Korea, Republic of

Gold		SAMWON METALS Corp.	Korea, Republic of

Gold	*	SAXONIA Edelmetalle GmbH	Germany

Gold	*	Schone Edelmetaal B.V.	Netherlands

Gold	*	SEMPSA Joyería Platería SA	Spain

Gold		Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

Gold		So Accurate Group, Inc.	United States

Gold	*	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	*	Solar Applied Materials Technology Corp.	Taiwan

Gold	*	Sumitomo Metal Mining Co., Ltd.	Japan

Gold	*	T.C.A S.p.A	Italy

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location

Gold	*	Tanaka Kikinzoku Kogyo K.K.	Japan

Gold	*	The Refinery of Shandong Gold Mining Co., Ltd.	China

Gold	*	Tokuriki Honten Co., Ltd.	Japan

Gold		TongLing Nonferrous Metals Group Holdings Co., Ltd.	China

Gold	*	Torecom	Korea, Republic of

Gold	*	Umicore Brasil Ltda.	Brazil

Gold	*	Umicore Precious Metals Thailand	Thailand

Gold	*	Umicore SA Business Unit Precious Metals Refining	Belgium

Gold	*	United Precious Metal Refining, Inc.	United States

Gold	*	Valcambi SA	Switzerland

Gold	*	Western Australian Mint trading as The Perth Mint	Australia

Gold	*	WIELAND Edelmetalle GmbH	Germany

Gold	*	Yamamoto Precious Metal Co., Ltd.	Japan

Gold		Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China

Gold	*	Yokohama Metal Co., Ltd.	Japan

Gold		Yunnan Copper Industry Co Ltd	China

Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Gold	*	Zijin Mining Group Co., Ltd. Gold Refinery	China

Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	China

Tantalum	*	Conghua Tantalum and Niobium Smeltry	China

Tantalum	*	D Block Metals, LLC	United States

Tantalum	*	Duoluoshan	China

Tantalum	*	Exotech Inc.	United States

Tantalum	*	F&X Electro-Materials Ltd.	China

Tantalum	*	FIR Metals & Resource Ltd.	China

Tantalum	*	Global Advanced Metals Aizu	Japan

Tantalum	*	Global Advanced Metals Boyertown	United States

Tantalum	*	Guangdong Zhiyuan New Material Co., Ltd.	China

Tantalum	*	H.C. Starck Co., Ltd.	Thailand

Tantalum	*	H.C. Starck GmbH Goslar	Germany

Tantalum	*	H.C. Starck Hermsdorf GmbH	Germany

Tantalum	*	H.C. Starck Inc.	United States

Tantalum	*	H.C. Starck Ltd.	Japan

Tantalum	*	H.C. Starck Smelting GmbH & Co. KG	Germany

Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

Tantalum	*	Hi-Temp Specialty Metals, Inc.	United States

Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location

Tantalum	*	Jiujiang Tanbre Co., Ltd.	China

Tantalum		Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Tantalum	*	KEMET Blue Metals	Mexico

Tantalum	*	Kemet Blue Powder	United States

Tantalum	*	King-Tan Tantalum Industry Ltd.	China

Tantalum	*	LSM Brasil S.A.	Brazil

Tantalum	*	Metallurgical Products India Pvt., Ltd.	India

Tantalum	*	Mineração Taboca S.A.	Brazil

Tantalum	*	Mitsui Mining and Smelting Co., Ltd.	Japan

Tantalum	*	Molycorp Silmet A.S.	Estonia

Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	*	QuantumClean	United States

Tantalum	*	RFH Tantalum Smeltry Co., Ltd.	China

Tantalum	*	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	*	Telex Metals	United States

Tantalum	*	Tranzact, Inc.	United States

Tantalum	*	Ulba Metallurgical Plant JSC	Kazakhstan

Tantalum	*	XinXing Haorong Electronic Material Co., Ltd.	China

Tantalum	*	Yichun Jin Yang Rare Metal Co., Ltd.	China

Tantalum	*	Zhuzhou Cemented Carbide Group Co., Ltd.	China

Tin	*	Alpha	United States

Tin		An Vinh Joint Stock Mineral Processing Company	Viet Nam

Tin	*	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China

Tin	*	China Tin Group Co., Ltd.	China

Tin		CNMC (Guangxi) PGMA Co. Ltd.	China

Tin		Complejo Metalurgico Vinto S.A.	Bolivia

Tin	*	Cooperativa Metalurgica de Rondônia Ltda.	Brazil

Tin	*	CV Ayi Jaya	Indonesia

Tin	*	CV Gita Pesona	Indonesia

Tin		CV Prima Timah Utama	Indonesia

Tin	*	CV Serumpun Sebalai	Indonesia

Tin	*	CV United Smelting	Indonesia

Tin	*	CV Venus Inti Perkasa	Indonesia

Tin		Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	*	Elmet S.L.U.	Spain

Tin	*	EM Vinto	Bolivia

Tin		Estanho de Rondônia S.A.	Brazil

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location

Tin	*	Fenix Metals	Poland

Tin		Gejiu Kai Meng Industry and Trade LLC	China

Tin	*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

Tin		Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin		Gejiu Zi-Li	China

Tin		Huichang Jinshunda Tin Co. Ltd	China

Tin		Jean Goldschmidt International SA	Belgium

Tin	*	Jiangxi Ketai Advanced Material Co., Ltd.	China

Tin	*	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

Tin	*	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	*	Melt Metais e Ligas S.A.	Brazil

Tin	*	Metallic Resources, Inc.	United States

Tin	*	Metallo-Chimique N.V.	Belgium

Tin	*	Mineração Taboca S.A.	Brazil

Tin	*	Minsur	Peru

Tin	*	Mitsubishi Materials Corporation	Japan

Tin		Nankang Nanshan Tin Co., Ltd.	China

Tin		Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	*	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	*	Operaciones Metalurgical S.A.	Bolivia

Tin	*	PT Aries Kencana Sejahtera	Indonesia

Tin	*	PT Artha Cipta Langgeng	Indonesia

Tin	*	PT ATD Makmur Mandiri Jaya	Indonesia

Tin	*	PT Babel Inti Perkasa	Indonesia

Tin	*	PT Bangka Prima Tin	Indonesia

Tin	*	PT Bangka Tin Industry	Indonesia

Tin	*	PT Belitung Industri Sejahtera	Indonesia

Tin	*	PT Bukit Timah	Indonesia

Tin	*	PT Cipta Persada Mulia	Indonesia

Tin	*	PT DS Jaya Abadi	Indonesia

Tin	*	PT Eunindo Usaha Mandiri	Indonesia

Tin	*	PT Inti Stania Prima	Indonesia

Tin	*	PT Justindo	Indonesia

Tin	*	PT Karimun Mining	Indonesia

Tin	*	PT Mitra Stania Prima	Indonesia

Tin	*	PT Panca Mega Persada	Indonesia

Tin	*	PT Prima Timah Utama	Indonesia

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location

Tin	*	PT Refined Bangka Tin	Indonesia

Tin	*	PT Sariwiguna Binasentosa	Indonesia

Tin	*	PT Stanindo Inti Perkasa	Indonesia

Tin	*	PT Sukses Inti Makmur	Indonesia

Tin	*	PT Sumber Jaya Indah	Indonesia

Tin	*	PT Timah (Persero) Tbk Kundur	Indonesia

Tin	*	PT Timah (Persero) Tbk Mentok	Indonesia

Tin	*	PT Tinindo Inter Nusa	Indonesia

Tin		PT Tirus Putra Mandiri	Indonesia

Tin	*	PT Tommy Utama	Indonesia

Tin	*	PT WAHANA PERKIT JAYA	Indonesia

Tin	*	Rui Da Hung	Taiwan

Tin	*	Soft Metais Ltda.	Brazil

Tin	*	Thaisarco	Thailand

Tin		Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	*	VQB Mineral and Trading Group JSC	Viet Nam

Tin	*	White Solder Metalurgia e Mineração Ltda.	Brazil

Tin		Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China

Tin	*	Yunnan Tin Group (Holding) Company Limited	China

Tungsten	*	A.L.M.T. TUNGSTEN Corp.	Japan

Tungsten	*	Asia Tungsten Products Vietnam Ltd.	Viet Nam

Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	China

Tungsten	*	China Minmetals	China

Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten		Dayu Jincheng Tungsten Industry Co., Ltd.	China

Tungsten	*	Dayu Weiliang Tungsten Co., Ltd.	China

Tungsten	*	Fujian Jinxin Tungsten Co., Ltd.	China

Tungsten	*	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tungsten		Ganzhou Yatai Tungsten Co., Ltd.	China

Tungsten	*	Global Tungsten & Powders Corp.	United States

Tungsten	*	Guangdong Xianglu Tungsten Co., Ltd.	China

Tungsten	*	H.C. Starck GmbH	Germany

Tungsten	*	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China

Tungsten	*	Hunan Chunchang Nonferrous Metals Co., Ltd.	China

Tungsten	*	Hydrometallurg, JSC	Russian Federation

Tungsten	*	Japan New Metals Co., Ltd.	Japan

Metal	*	Smelter or Refiner Name	Smelter or Refiner Location

Tungsten	*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	China

Tungsten		Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tungsten		Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China

Tungsten	*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Tungsten	*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

Tungsten	*	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China

Tungsten	*	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tungsten	*	Kennametal Fallon	United States

Tungsten	*	Kennametal Huntsville	United States

Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	China

Tungsten	*	Niagara Refining LLC	United States

Tungsten		Nippon Tungsten Co., Ltd.	Japan

Tungsten	*	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam

Tungsten	*	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam

Tungsten	*	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam

Tungsten	*	Wolfram Bergbau und Hütten AG	Austria

Tungsten	*	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	*	Xiamen Tungsten Co., Ltd.	China

Tungsten	*	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

* Denotes smelters and refiners that have received a conflict-free designation from an independent third party audit program.

Smelters or Refiners which Processed Necessary Conflict Minerals

The table below lists the 65 smelter or refiner facilities which, to the extent known, processed the necessary conflict minerals in our products, or products produced by companies in our supply chain that were sourced from the Covered Countries, and hence were subject to due diligence, along with their CFSP Certification Status.

The Conflict-Free Certification Status values are:

•	CFSP: The smelter has an active certification or is in the process of renewing their certification in the Conflict-Free Smelter Program (CFSP) from the Conflict-Free Sourcing Initiative (CFSI).

•	LBMA: The smelter has obtained a Responsible Gold Certification (RGC) from the London Bullion Market Association (LBMA).

•	TICMC: The Tungsten smelter is a member of the Tungsten Industry-Conflict Minerals Committee (TI-CMC) and has committed to obtaining CFSP certification within 2 years.

Metal	Official Smelter Name	Conflict-Free Certification Status	Smelter or Refiner Location

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA	Uzbekistan

Gold	Asaka Riken Co., Ltd.	CFSP	Japan

Metal	Official Smelter Name	Conflict-Free Certification Status	Smelter or Refiner Location

Gold	CCR Refinery - Glencore Canada Corporation	CFSP	Canada

Gold	Elemetal Refining, LLC	CFSP	United States

Gold	Jiangxi Copper Company Limited	CFSP	China

Gold	Mitsubishi Materials Corporation	CFSP	Japan

Gold	Nihon Material Co., Ltd.	CFSP	Japan

Gold	Prioksky Plant of Non-Ferrous Metals	CFSP	Russian Federation

Gold	Rand Refinery (Pty) Ltd.	CFSP	South Africa

Gold	Samduck Precious Metals	CFSP	Korea, Republic of

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSP	China

Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP	China

Tantalum	Duoluoshan	CFSP	China

Tantalum	F&X Electro-Materials Ltd.	CFSP	China

Tantalum	Global Advanced Metals Aizu	CFSP	Japan

Tantalum	Global Advanced Metals Boyertown	CFSP	United States

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP	China

Tantalum	H.C. Starck Co., Ltd.	CFSP	Thailand

Tantalum	H.C. Starck GmbH Goslar	CFSP	Germany

Tantalum	H.C. Starck Hermsdorf GmbH	CFSP	Germany

Tantalum	H.C. Starck Inc.	CFSP	United States

Tantalum	H.C. Starck Ltd.	CFSP	Japan

Tantalum	H.C. Starck Smelting GmbH & Co. KG	CFSP	Germany

Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP	United States

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP	China

Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.		China

Tantalum	KEMET Blue Metals	CFSP	Mexico

Tantalum	Kemet Blue Powder	CFSP	United States

Tantalum	LSM Brasil S.A.	CFSP	Brazil

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP	China

Tantalum	Ulba Metallurgical Plant JSC	CFSP	Kazakhstan

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CFSP	China

Tin	China Tin Group Co., Ltd.	CFSP	China

Tin	CV United Smelting	CFSP	Indonesia

Tin	CV Venus Inti Perkasa	CFSP	Indonesia

Tin	EM Vinto	CFSP	Bolivia

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP	China

Tin	Magnu’s Minerais Metais e Ligas Ltda.	CFSP	Brazil

Tin	Malaysia Smelting Corporation (MSC)	CFSP	Malaysia

Metal	Official Smelter Name	Conflict-Free Certification Status	Smelter or Refiner Location

Tin	Minsur	CFSP	Peru

Tin	Operaciones Metalurgical S.A.	CFSP	Bolivia

Tin	PT Bangka Tin Industry	CFSP	Indonesia

Tin	PT Bukit Timah	CFSP	Indonesia

Tin	PT Eunindo Usaha Mandiri	CFSP	Indonesia

Tin	PT Justindo	CFSP	Indonesia

Tin	PT Stanindo Inti Perkasa	CFSP	Indonesia

Tin	PT Sumber Jaya Indah	CFSP	Indonesia

Tin	PT Timah (Persero) Tbk Kundur	CFSP	Indonesia

Tin	PT Timah (Persero) Tbk Mentok	CFSP	Indonesia

Tin	PT Tinindo Inter Nusa	CFSP	Indonesia

Tin	Thaisarco	CFSP	Thailand

Tin	VQB Mineral and Trading Group JSC	CFSP	Viet Nam

Tungsten	A.L.M.T. TUNGSTEN Corp.	CFSP	Japan

Tungsten	Asia Tungsten Products Vietnam Ltd.	CFSP	Viet Nam

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP	China

Tungsten	H.C. Starck GmbH	CFSP	Germany

Tungsten	Hydrometallurg, JSC	CFSP	Russian Federation

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.		China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	TICMC	China

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP	Viet Nam

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP	China

Tungsten	Xiamen Tungsten Co., Ltd.	CFSP	China

Country of Origin

The countries of origin of the Conflict Minerals processed by the supplier-reported smelters and refiners include the following countries. This is to the best of our knowledge correct, based on research into the supply chain of smelters identified by our suppliers, and therefore, this list of countries may not be all-inclusive.

Gold:

Argentina; Armenia; Australia; Austria; Belgium; Bermuda; Bolivia; Brazil; Burundi; Cambodia; Canada; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; Finland; France; Germany; Ghana; Guinea; Guyana; Hong Kong; Hungary; India; Indonesia; Ireland; Israel; Italy; Japan; Jersey; Kazakhstan; Korea, Republic of; Kyrgyzstan; Laos; Luxembourg; Madagascar; Malaysia; Mali; Mexico; Mongolia; Mozambique;

Myanmar; Namibia; Netherlands; New Zealand; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Saudi Arabia; Sierra Leone; Singapore; Slovakia; South Africa; Spain; Suriname; Sweden; Switzerland; Taiwan; Tajikistan; Tanzania; Thailand; Turkey; United Arab Emirates; United Kingdom; United States; Uzbekistan; Viet Nam; Zambia; Zimbabwe.

Tantalum:

Angola; Argentina; Australia; Austria; Belarus; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Ghana; Guinea; Guyana; Hungary; India; Indonesia; Ireland; Israel; Italy; Japan; Jersey; Kazakhstan; Kenya; Korea, Republic of; Laos; Luxembourg; Madagascar; Malaysia; Mali; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; Tanzania; Thailand; Uganda; United Kingdom; United States; Viet Nam; Zambia; Zimbabwe.

Tin:

Angola; Argentina; Armenia; Australia; Austria; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hong Kong; Hungary; India; Indonesia; Ireland; Israel; Japan; Jersey; Kazakhstan; Kenya; Korea, Republic of; Kyrgyzstan; Laos; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Morocco; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Sweden; Switzerland; Taiwan; Tanzania; Thailand; Turkey; Uganda; United Kingdom; United States; Uzbekistan; Viet Nam; Zambia; Zimbabwe.

Tungsten:

Angola; Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Burundi; Cambodia; Canada; Central African Republic; Chile; China; Colombia; Congo (Brazzaville); Czech Republic; Djibouti; DRC- Congo (Kinshasa); Ecuador; Egypt; Estonia; Ethiopia; France; Germany; Guinea; Guyana; Hungary; India; Indonesia; Ireland; Israel; Japan; Kazakhstan; Korea, Republic of; Laos; Luxembourg; Madagascar; Malaysia; Mexico; Mongolia; Mozambique; Myanmar; Namibia; Netherlands; Niger; Nigeria; Papua New Guinea; Peru; Philippines; Portugal; Russian Federation; Rwanda; Sierra Leone; Singapore; Slovakia; South Africa; South Sudan; Spain; Suriname; Switzerland; Taiwan; Tanzania; Thailand; Uganda; United Kingdom; United States; Viet Nam; Zambia; Zimbabwe.

Steps to be Taken to Mitigate Risk

For the next reporting year, Stereotaxis plans to continue to work with our suppliers as needed to help them understand and satisfy conflict-free expectations. We will continue to closely monitor the progress of specific suppliers which currently are sourcing from non-CFSP smelters sourcing from the Covered Countries, and continue to improve our internal due diligence determination process.

Additional Risk Factors

Our conflict minerals disclosure is made in good faith and based on best efforts. However, other factors could have led to errors in the disclosures. They include, but are not limited to gaps in supplier data, error in supplier knowledge, gaps in smelter auditing process, errors in public data, errors in language translation, and delays in reporting data through the extensive supply chain upstream of Stereotaxis.